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                                                                     Exhibit 5.1

                             SHEARMAN & STERLING LLP

TELEPHONE: (416) 360-8484          COMMERCE COURT WEST                 ABU DHABI
FACSIMILE: (416) 360-2958       SUITE 4405, P.O. BOX 247                 BEIJING
                                 TORONTO, CANADA M5L 1E8                BRUSSELS
                                                                      DUSSELDORF
                                                                       FRANKFURT
                                                                       HONG KONG
                                                                          LONDON
                                                                        MANNHEIM
                                                                      MENLO PARK
                                                                          MUNICH
                                                                        NEW YORK
                                October 13, 2005                           PARIS
                                                                            ROME
                                                                   SAN FRANCISCO
CHC Helicopter Corporation                                             SAO PAULO
4740 Agar Drive                                                        SINGAPORE
Richmond, BC V7B 1A3                                                       TOKYO
Canada                                                                   TORONTO
                                                                WASHINGTON, D.C.
                           CHC Helicopter Corporation

Ladies and Gentlemen:

         We have acted as counsel to CHC Helicopter Corporation, a corporation organized under the federal laws of Canada (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form F-4 (the "Registration Statement") with the United States Securities and Exchange Commission relating to the issuance of the Company's 7 3/8% Senior Subordinated Notes due 2014 (the "Exchange Notes") and the unconditional guarantees as to the payment of principal and interest on the Exchange Notes (the "Exchange Note Guarantees") by the subsidiary guarantors listed on Schedule I hereto (collectively, the "Guarantors"). Pursuant to the prospectus forming a part of the Registration Statement (the "Prospectus"), the Company is offering to exchange (the "Exchange Offer") up to $150,000,000 aggregate principal amount of Exchange Notes for a like amount of its outstanding unregistered 7 3/8% Senior Subordinated Notes due 2014 issued March 22, 2005 (the "Old Notes"), and to exchange the Exchange Note Guarantees for the unconditional guarantees as to the payment of principal and interest on the Old Notes (the "Old Note Guarantees") by the Guarantors. The Exchange Notes and the Exchange Note Guarantees will be registered under the Securities Act as set forth in the Registration Statement and will be issued upon consummation of the Exchange Offer. The Exchange Notes and the Exchange Note Guarantees are to be issued under an Indenture, dated as of April 27, 2004 (the "Initial Indenture"), among the Company, the subsidiary guarantors party thereto and the Bank of New York, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture, dated as of December 23, 2004 (the "Supplemental Indenture" and, together with the Initial Indenture, the "Indenture"), among the Company, the subsidiary guarantors party thereto and the Trustee.

         In connection with the preparation and filing of the Registration Statement, we have reviewed originals or copies of the following documents:

         (a)      The Indenture.

         (b)      A specimen of the Exchange Notes.


     Shearman & Sterling LLP is a limited liability partnership organized in the United States under the laws of the State of Delaware, which laws limit the personal liability of partners.

           COUNTRY OF PRIMARY QUALIFICATIONS: UNITED STATES OF AMERICA
                      NOT QUALIFIED TO PRACTISE ONTARIO LAW


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The documents described in the foregoing clauses (a) and (b) are collectively referred to as the "Opinion Documents".

         We have also reviewed the following:

         (a)      The Registration Statement.

         (b)      The Prospectus.

         (c) Originals or copies of such other corporate records of the Company and the Guarantors, certificates of public officials and of officers of the Company and the Guarantors and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

          In our review of the Opinion Documents and other documents, we have assumed:

         (a)      The genuineness of all signatures.

         (b) The authenticity of the originals of the documents submitted to us.

         (c) The conformity to authentic originals of any documents submitted to us as copies.

         (d) As to matters of fact, the truthfulness of the representations made in the Opinion Documents and in certificates of public officials and officers of the Company and the Guarantors.

         (e) That each of the Opinion Documents is the legal, valid and binding obligation of each party thereto, other than the Company and the Guarantors, enforceable against each such party in accordance with its terms.

               We have not independently established the validity of the foregoing assumptions.

               "Generally Applicable Law" means the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto) that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Guarantors, the Opinion Documents or the transactions governed by the Opinion Documents. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term "Generally Applicable Law" does not include any law, rule or regulation that is applicable to the Company, the Guarantors and the Opinion Documents or such transactions governed by the Opinion Documents solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Opinion Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

               Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the assumptions and qualifications set forth herein, we are of the opinion that when the Exchange Notes have been duly authorized, executed and delivered by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and if and when issued


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upon consummation of the Exchange Offer as set forth in the Registration
Statement, (i) the Exchange Notes will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture and (ii) each Exchange Note Guarantee will be the legal, valid and binding obligation of the Guarantor which issued such Exchange Note Guarantee, enforceable against such Guarantor in accordance with its terms and entitled to the benefits of the Indenture.

                  Our opinions expressed above are subject to the following qualifications:

                  (a) Our opinions are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including without limitation all laws relating to fraudulent transfers) and
               (ii) possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights.

                  (b) Our opinions are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

                  (c) Our opinions are limited to Generally Applicable Law and we do not express any opinion herein concerning any other law.

                  (d) We express no opinion with respect to the enforceability of any indemnity against any loss in converting into a specified currency the proceeds or amount of a court judgment in another currency.

                  This opinion letter is rendered to you in connection with the Exchange Offer. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

                  This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act and the rules and regulations promulgated thereunder.


                                                   Very truly yours,


                                                   /s/ Shearman & Sterling LLP

CJC/TGE/TBW
BTV


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                                   SCHEDULE A

CHC Helicopter Holdings Limited
CHC Helicopters International Inc.
Viking Helicopters Limited
Canadian Helicopters (U.K.) Limited
CHC Scotia Limited
Brintel Holdings Limited
Brintel Helicopters Limited
Flight Handling Limited
Bond Helicopter Services Limited
North Denes Aerodrome Limited
Court Air (Proprietary) Ltd.
Court Helicopter Services (Proprietary) Ltd.
Court Flight Safety (Proprietary) Ltd.
CHC Helicopters (Africa) (Proprietary) Ltd.
Lloyd Helicopter Services Limited
Management Aviation Limited
Lloyd Helicopter Services Pty. Ltd.
Lloyd Offshore Helicopters Pty. Ltd.
Lloyd Bass Strait Helicopters Pty. Ltd.
Lloyd Helicopters International Pty. Ltd. (in its own capacity and as trustee for The Australian Helicopters Trust)
Lloyd Helicopters Pty. Ltd.
CHC Helicopters (Barbados) Limited
CHC Capital (Barbados) Limited
CHC Leasing (Barbados) Limited
CHC Ireland Limited
CHC Sweden AB
CHC Netherlands BV
Schreiner Luchtvaart Groep BV
Capital Aviation Services BV
Heli-One (Netherlands) BV
CHC Airways BV
Schreiner Northsea Helicopters BV
Heli-One Components BV
Heli-One Survival Limited
Schreiner Onroerend Goed BV
Aviation Personnel Recruitment and Management (APRAM) Limited
Schreiner Tchad SA
4083423 Canada Inc.
Whirly Bird Services Limited
CHC Helicopters (Mauritius) Ltd.
Heliworld Leasing Ltd.